Exhibit 99.1

Motorsport Games Reports Third Quarter 2025 Financial Results

MIRAMAR, Florida –November 6, 2025 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or “the Company”) today reported financial results for its third quarter ended September 30, 2025. The Company has also posted the third quarter 2025 earnings slides highlighting key milestones that occurred during the period, which are accessible on the Company’s investor relations website.

“We are very pleased to once again generate net income for the Company this quarter” commented Stephen Hood, President and Chief Executive Officer of Motorsport Games. “We believe this sustained increased revenue, primarily driven by our Le Mans Ultimate title, alongside improved profitability showcases our markedly improved operational efficiency and that our products are showcasing market fit.”

“Q3 2025 player engagement statistics have been particularly pleasing, reaching all new heights of daily and peak concurrent users for Le Mans Ultimate, particularly around the Version 1.0 release out of Early Access and following that with incredible sales and attachment rates for the release of the European Le Mans Series (“ELMS”) content in late September.”

“With improving financial stability, we believe the Company now has the ability to forge a new path utilizing the unique technology we own and continue to advance. I’m delighted to announce a console port of Le Mans Ultimate is now in early production and the Company is looking forward bringing this unique experience to PlayStation and Xbox gaming consoles with a current estimated delivery between late 2026 and early 2027.”

Third Quarter 2025 Business Update

●	Revenues of $3.1 million for Q3 2025 compared to $1.8 million in Q3 2024, an improvement of $1.3 million or 71.9%.
●	Net income attributable to Class A common stock was $0.14 per share in Q3 2025, compared to net loss per share of $0.18 in Q3 2024.
●	Generated cash from operations of $2.3 million during the nine months ended September 30, 2025.
●	Released first ELMS content alongside enhanced custom liveries, regional servers and more on September 23, 2025, featuring the iconic Silverstone Circuit - home of motorsport in the United Kingdom, alongside the Ligier JS P325 LMP3 race car, offering players an all-new prototype class and one of endurance racing’s most exciting formats.

Select Financial Highlights for the Three Months Ended September 30, 2025

Consolidated revenue for the third quarter of 2025 was approximately $3.1 million compared to approximately $1.8 million for the same period in the prior year, an increase of approximately $1.3 million, or 71.9%. Gross profit was $2.5 million compared to $1.1 million for the same period in the prior year, an increase of $1.4 million, while gross profit margin increased to 80.7% from 60.2%.

Net income for the third quarter of 2025 was $0.8 million, compared to net loss of $0.6 million for the same period in the prior year, an improvement of approximately $1.4 million or 234.1%. The increase in net income is driven by an increase in consolidated revenue of $1.3 million, decreases of $1.3 million and $0.1 million in operating expenses and cost of revenues, respectively, offset by a decrease of $1.4 million in other operating income. Net income attributable to Class A common stock was $0.14 per share for the third quarter of 2025, compared to net loss per share of $0.18 for the same period in the prior year.

Adjusted EBITDA(1) for the third quarter of 2025 was $1.1 million, compared to $0.1 million for the same period in the prior year. The improvement in Adjusted EBITDA of $1.0 million was primarily due to the same factors driving the previously discussed change in net income for the third quarter of 2025 when compared to the same period in the prior year, as well as a decrease in stock-based compensation compared to the prior year period.

The following table provides a reconciliation from net income (loss) to Adjusted EBITDA(1) for the third quarter of 2025 and 2024, respectively:

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Net income (loss)	$768,537	$(537,025)
Interest expense, net	1,434	29,852
Depreciation and amortization (1)	289,396	566,411
EBITDA	1,059,367	23,238
Stock-based compensation	-	26,889
Adjusted EBITDA	$1,059,367	$50,127

(1)	Includes $279,945 and $537,705 of amortization expenses included in cost of revenues for the three months ended September 30, 2025 and 2024, respectively.

Cash Flow and Liquidity

As of September 30, 2025, the Company had cash and cash equivalents of approximately $4.1 million, which increased to $4.5 million as of October 31, 2025. During the nine months ended September 30, 2025, the Company generated an average positive cash flow from operations of approximately $0.3 million per month that was primarily due to increased profitability, $0.8 million from the Wesco Insurance Company settlement in June 2025 and $0.5 million from a settlement agreement with HC2 Holdings 2 Inc. in March 2025.

(1)Use of Non-GAAP Financial Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net income (loss), its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above.

Adjusted EBITDA, a measure used by management to assess our operating performance, is defined as EBITDA, which is net income (loss) plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) gain from settlement of license liabilities and other agreements; (ii) impairment of intangible assets; (iii) loss contingency expense; and (iv) stock-based compensation expenses.

The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently).

The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income from operations, net income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today, November 6, 2025, to discuss its financial results. The live conference call can be accessed by dialing 1-833-316-1983 or 1-785-838-9310 and using Conference ID “MOTOR”. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate Version 1.0 featuring new cars, updated 2025 content and additional improvements. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also powers F1® Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning (i) the Company’s improving financial stability; (ii) the Company’s ability to utilize its technology to continue to advance; and (iii) the progress of the console port of Le Mans Ultimate and the estimated timing of its delivery.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, including delays in the release of new game versions and features and the release of the expansion downloadable content for Le Mans Ultimate to include the European Le Mans Series, failure to improve the Company’s long-term funding needs in order to produce the great game experiences it has proved it can offer under its new business structure, decreased sales of the Company’s products due to the disposition of key assets, further changes in the Company’s product roadmap, the Company’s inability to deliver new products and/or new content or features for existing products, and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company’s inability to establish partnerships with additional service providers to come onboard to the Company’s ecosystem and, (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company’s management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending; and (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation.

Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company’s ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company’s inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com

Appendix:

The following tables provide a comparative summary of the Company’s financial results for the periods presented:

MOTORSPORT GAMES INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues [1]	$3,100,018	$1,802,946	$7,450,311	$6,713,635
Cost of revenues	597,817	716,723	1,518,090	2,154,997
Gross profit	2,502,201	1,086,223	5,932,221	4,558,638

Operating expenses:
Sales and marketing	136,024	175,532	360,032	631,467
Development	418,912	848,528	1,291,208	2,780,630
General and administrative [2]	1,142,867	1,946,897	3,176,389	5,548,989
Depreciation and amortization	9,450	47,151	39,273	184,013
Total operating expenses	1,707,253	3,018,108	4,866,902	9,145,099
Gain from settlement of license liabilities	-	-	-	3,248,000
Other operating income	4,000	-	1,608,497	250,000
Income (loss) from operations	798,948	(1,931,885)	2,673,816	(1,088,461)
Interest expense	(1,434)	(29,852)	(19,184)	(90,480)
Other (loss) income, net	(28,977)	1,388,712	3,374,690	1,010,001
Net income (loss)	768,537	(573,025)	6,029,322	(168,940)
Less: Net loss attributable to non-controlling interest	(20,759)	(18,445)	(59,432)	(55,332)
Net income (loss) attributable to Motorsport Games Inc.	$789,296	$(554,580)	$6,088,754	$(113,608)

Net income (loss) attributable to Class A common stock per share:
Basic and diluted	$0.14	$(0.18)	$1.32	$(0.04)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	5,456,286	3,024,366	4,615,460	2,823,274

[1]	Includes related party revenues of $18,500 and $0 for the three months ended September 30, 2025 and 2024, respectively, and $43,500 and $0 for the nine months ended September 30, 2025 and 2024, respectively.

[2]	Includes related party expenses of $10,500 and $37,500 for the three months ended September 30, 2025 and 2024, respectively, and $85,500 and $188,772 for the nine months ended September 30, 2025 and 2024, respectively.